CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Hudson Technologies, Inc.
Pearl River, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated February 29, 2000, relating to the consolidated financial statements of Hudson Technologies, Inc. for the year ended December 31, 1999 appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




/s/ BDO SEIDMAN, LLP                                     BDO SEIDMAN, LLP
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Valhalla, New York
May 31, 2000